EXHIBIT 10(l)

                         CRESTAR FINANCIAL CORPORATION

                            EXECUTIVE SEVERANCE PLAN


                            AS AMENDED AND RESTATED
                          EFFECTIVE FEBRUARY 23, 1996

                          Crestar Financial Corporation

                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996


                                TABLE OF CONTENTS

Section                                                                    Page

ARTICLE I
DEFINITIONS                                                                I-1

     1.01.    Affiliate                                                    I-1
     1.02.    Agreement                                                    I-1
     1.03.    Administrator                                                I-1
     1.04.    Board                                                        I-1
     1.05.    Code                                                         I-1
     1.06.    Committee                                                    I-1
     1.07.    Company                                                      I-1
     1.08.    Effective Date                                               I-1
     1.09.    Employee                                                     I-1
     1.10.    ERISA                                                        I-2
     1.11.    Fiduciary                                                    I-2
     1.12.    Named Fiduciary                                              I-2
     1.13.    Participant                                                  I-2
     1.14.    Plan                                                         I-2
     1.15.    Plan Year                                                    I-2
     1.16.    Separation Date                                              I-2
     1.17.    Top Hat Group                                                I-2

ARTICLE II
PARTICIPATION                                                             II-1

     2.01.    Eligibility Requirements                                    II-1
     2.02.    Determination of Eligibility                                II-1

ARTICLE III
BENEFITS                                                                 III-1

     3.01.    Severance Pay                                              III-1
     3.02.    Other Benefits                                             III-1

ARTICLE IV
AMENDMENT AND TERMINATION                                                 IV-1

     4.01.    Amendment                                                   IV-1
     4.02.    Termination                                                 IV-1

ARTICLE V
ADMINISTRATION                                                             V-1

     5.01.    Named Fiduciaries, Allocation of Responsibility              V-1
     5.02.    Assignment of Administrative Authority                       V-2
     5.03.    Administrator Powers and Duties                              V-2
     5.04.    Committee Powers and Duties                                  V-3
     5.05.    Discretion of Administrator and Committee                    V-3
     5.06.    Records and Reports                                          V-3
     5.07.    Payment of Expenses                                          V-3
     5.08.    Limitation of Liability                                      V-4
     5.09.    Claims                                                       V-4
     5.10.    Review of Claims                                             V-5

ARTICLE VI
GENERAL PROVISIONS                                                        VI-1

     6.01.    Construction                                                VI-1
     6.02.    Governing Law                                               VI-1
     6.03.    Plan Creates No Separate Rights                             VI-1
     6.04.    Mistake-of-Fact Contributions                               VI-1
     6.05.    Non-Alienation of Benefits                                  VI-2

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                  INTRODUCTION


             The Crestar  Financial  Corporation  Executive  Severance Plan (the
Plan) was established by Crestar Financial Corporation (the Company) in order to assist eligible Employees upon termination of employment from the Company and its Affiliates. In accordance with the terms of each Agreement, the Plan provides severance benefits to Employees who become Participants. The Plan, as amended and restated effective February 23, 1996, supersedes any other severance policy, plans or agreements previously maintained by the Company and its Affiliates for Participants.

             The Plan is intended to be a plan described in ERISA Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) that is unfunded and provides deferred compensation to Participants who are included in the Top Hat Group. The Plan must be interpreted and administered in a manner that is consistent with those intentions.

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                    ARTICLE I

                                   DEFINITIONS

1.01. AFFILIATE means an entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

1.02. AGREEMENT means a written agreement (including any amendment or supplement thereto) between a Participant and the Company or an Affiliate specifying the terms and conditions under which a Plan benefit may be payable to the Participant. The form or forms of Agreement which are used under the Plan are substantially the same as those attached to the Plan from time to time.

1.03. ADMINISTRATOR means the person or the Committee, if any, appointed by the Company according to Plan Article V.

1.04. BOARD  means the Company's Board of Directors or other governing body.

1.05. CODE means the Internal Revenue Code of 1986, as amended at any relevant time.

1.06. COMMITTEE  means the Human Resources and Compensation Committee of the
Board.

1.07. COMPANY means Crestar Financial Corporation and any successor corporation.

1.08. EFFECTIVE DATE  means February 23, 1996.

1.09. EMPLOYEE means an individual who renders personal services to the Company or an Affiliate, and who, in accordance with the established payroll accounting and personnel policies of the Company or an Affiliate is characterized as a regular full-time employee and who is subject to the control of the Company or an Affiliate. An individual who is in an employer-employee relationship with a Company or an Affiliate as determined for Federal Insurance Contribution Act purposes and Federal Employment Tax purposes, including Code section 3401(c), automatically satisfies the preceding sentence's requirements for determinations of whether that individual renders personal services and is subject to the control of a Company or an Affiliate. Notwithstanding the foregoing, an individual who, in accordance with the established payroll accounting and personnel policies of the Company or an Affiliate is characterized as a temporary employee, an individual employed by the Company or an Affiliate as an independent contractor, and a leased employee (as described in Code section 414(n)) are not Employees for purposes of the Plan.

1.10. ERISA means the Employee Retirement Income Security Act of 1974, as amended at any relevant time.

1.11. FIDUCIARY  means a fiduciary, as defined in ERISA Section 3(21)(A).

1.12. NAMED FIDUCIARY means a named fiduciary, as defined in ERISA Section 402(a)(2).

1.13. PARTICIPANT means an Employee who has satisfied the eligibility requirements provided in Plan Article II.

1.14. PLAN  means the Crestar Financial Corporation Executive Severance Plan.

1.15. PLAN YEAR means the 12-month period beginning January 1 and ending December 31 of each year. The initial Plan Year begins on the Effective Date and ends on December 31, 1996.

1.16. SEPARATION DATE means the date that a Participant's employment with the Company and its affiliates terminates.

1.17. TOP HAT GROUP means a "select group of management or highly compensated employees" as that phrase is used in ERISA Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) and Department of Labor Regulation Section 2520.104-23.

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                   ARTICLE II

                                  PARTICIPATION

2.018.       ELIGIBILITY REQUIREMENTS

             Only an Employee is eligible to become a Participant in this Plan. An Employee becomes a Participant if (i) he is selected to participate in the Plan by the Committee and (ii) he enters into an Agreement.

2.019.       DETERMINATION OF ELIGIBILITY

             20. The Administrator must determine whether an Employee has satisfied the eligibility requirements of Section 2.01. All good-faith determinations by the Administrator are conclusive and binding on all persons for the Plan Year in question, and there is no right of appeal.

             21. At the Company's request, the Administrator must provide a list of Employees who are Participants or who have become Participants since the last list of Participants was provided.

2.032        TERMINATION OF ELIGIBILITY

             Except as otherwise provided in the applicable Agreement, a Participant who has a Separation Date prior to satisfying the requirements to receive a benefit in accordance with Plan Article III ceases to be a Participant on his Separation Date.

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                   ARTICLE III

                                    BENEFITS


3.022.       SEVERANCE PAY

             23. A Participant is entitled to receive severance pay and other benefits equal to the amount, and subject to the terms and conditions, as approved by the Committee and set forth in an Agreement between the Company or an Affiliate and the Participant.

             24. The severance pay and any other  benefits  provided  under this
Section 3.01 (less any applicable federal, state, and local income or employment taxes), will be paid in a single lump sum on a payday that is at least one week after the Participant's Separation Date or the date specified in the Participant's Agreement.

3.025.       OTHER BENEFITS

             The benefits, if any, that a Participant is entitled to receive under the Plan are in addition to any other benefit that he is entitled to receive from the Company or an Affiliate or under any other employee benefit plan, except as may be specifically limited by the terms of the Participant's Agreement.

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION

4.026.       AMENDMENT

             The Board may modify, alter, or amend the Plan, in whole or in part. An amendment may be made retroactively if it is necessary to make this Plan conform to applicable law. All amendments shall be in writing and signed by an officer of the Company or the Chairman of the Committee or by the delegate of the Committee. No amendment shall, without the Participant's written consent, adversely affect any rights of that Participant under an Agreement during the term of that Agreement.

4.027.       TERMINATION

             The Board may terminate the Plan at any time by a written instrument signed by an officer of the Company or the Chairman of the Committee or the Committee's delegate; provided, however, that outstanding Agreements shall continue to be valid and enforceable in accordance with their terms following the termination of the Plan.

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                    ARTICLE V

                                 ADMINISTRATION

5.028.       NAMED FIDUCIARIES, ALLOCATION OF RESPONSIBILITY

             29. There are two Named Fiduciaries__the Company and the Administrator. Each is severally liable for its responsibilities.

             30. The Committee has only the responsibilities described in this Plan or set forth in an Agreement. The Administrator has only the responsibilities described in this Plan and those delegated by the Company.

             31. All responsibilities not specifically delegated to another Named Fiduciary remain with the Company, including designating all Named Fiduciaries not named in this Plan. The Company's responsibilities include drafting and designing the Plan and amendments to it and designating all additional Fiduciaries not named in this Plan. The Company has the power to delegate fiduciary responsibilities that the Plan does not specifically delegate. A delegation may be made to any legal person. Each person to whom fiduciary responsibility is delegated serves at the Company's pleasure and for the compensation that the Company and that person determine in advance, except as prohibited by law. A person to whom responsibility is delegated may resign after 30 days' written notice to the Company. The Company may make additional delegations, including delegations occasioned by resignation, death, or other cause.

             32. This Plan allocates to each Named Fiduciary the individual responsibilities assigned. Named Fiduciaries do not share responsibilities unless the Plan so provides.

             33. Whenever the Plan requires one Named Fiduciary to follow the directions of another Named Fiduciary, the two have not been assigned to share the responsibility. The Named Fiduciary giving directions bears the sole responsibility for those directions, and the responsibility of the Named Fiduciary receiving those directions is to follow directions as long as on their face the directions are not improper under applicable law.

5.034.       ASSIGNMENT OF ADMINISTRATIVE AUTHORITY

             The Company shall appoint an Administrator to administer the Plan. The Administrator may be one person or a committee, as the Company determines. Each Administrator or each committee member serves at the Company's pleasure. The Administrator or a committee member may resign by giving oral or written notice to that effect to the Company or to another committee member. The Company may remove the Administrator or a committee member by delivering written notice to that person and, if there is a committee, to at least one other committee member. The Company may fill vacancies in the membership of a committee or a vacancy in the position of Administrator arising from resignation, death, removal, or other causes; but until a vacancy has been filled, the remaining members of the committee possess the full powers and authority of the Administrator. If there is no Administrator, the Company is the Administrator until an Administrator is named.

5.035.       ADMINISTRATOR POWERS AND DUTIES

             (a) Except for matters assigned to the Committee, the Administrator must administer the Plan by its terms and has all powers necessary to do so. The Administrator is agent for service of legal process unless it designates another person to be agent for service of legal process. If a committee is the Administrator, that committee may designate a committee member or someone else as agent for the service of legal process. The Administrator must interpret the Plan. The Administrator's duties include, but are not limited to determining the answers to all questions relating to an Employee's eligibility to become a Participant.

             (b) A determination that the Administrator makes in good faith is conclusive and binding on all persons. The Administrator's decisions, however, may not take away any rights that the Plan specifically gives to a Participant. If an individual who is the Administrator or a committee member is also a Participant, he must abstain from any action that directly affects him as a Participant in a manner different from other similarly situated Participants. The Plan, however, does not prevent an individual who is the Administrator or a committee member who is also a Participant or a beneficiary from receiving any benefit to which he may be entitled.

             (c) The Administrator may employ and compensate from the Company's assets according to Plan section 5.07 such accountants, counsel, specialists, and other advisory and clerical persons as it deems necessary or desirable in connection with the Plan's administration. The Administrator is entitled to rely conclusively on any opinions from its accountant or counsel. Except to the extent prohibited by law, the Administrator is fully protected by the Company and the Employees and the Participants whenever it takes action based in good faith on advice from its advisors.

5.036.       COMMITTEE POWERS AND DUTIES

             (a) The Committee has all of the powers and duties assigned to it under the Plan including, by way of example and not of limitation, selecting Employees to participate in the Plan, prescribing the terms and conditions upon which Employees may participate in the Plan, prescribing the form of Agreements, and all other powers and duties set forth in an Agreement.

             (b) Any action taken by the Committee in good faith is conclusive and binding on all persons. The Committee's actions, however, may not take away any rights that the Plan or an Agreement specifically gives to a Participant.

             (c) The Committee may employ and compensate from the Company's assets according to Plan section 5.07 such accountants, counsel, specialists, and other advisory and clerical persons as it deems necessary or desirable in connection with the Plan. The Committee is entitled to rely conclusively on any opinions from its accountant or counsel. Except to the extent prohibited by law, the Committee is fully protected by the Company and the Employees and Participants whenever it takes action in good faith on advice from its advisors.

5.037.       DISCRETION OF ADMINISTRATOR AND COMMITTEE

             The Administrator's and the Committee's discretion to perform or consent to any act is exclusive.

5.038.       RECORDS AND REPORTS

             The Company must supply information to the Administrator sufficient to enable the Administrator to fulfill its duties. The Administrator must keep all books of account, records, and other data necessary for proper administration of the Plan. The Administrator may appoint any person as agent to keep records.

5.039.       PAYMENT OF EXPENSES

             Until the Company determines otherwise, the Administrator and all members of a committee acting as the Administrator serve without compensation. The Company must pay the Administrator's expenses, including any expenses incident to the functioning of the Administrator, fees of accountants, legal counsel, and other similar specialists, and other costs of administering the Plan.

5.040.       LIMITATION OF LIABILITY

             (a) If permissible by law, the Administrator (including the members of a committee acting as the Administrator) and all Committee members serve without bond. If the law requires bond, the Administrator must secure the minimum bond required and obtain necessary payments according to Plan section
5.07. Unless the Plan provides otherwise, the Administrator (including each member of a committee serving as the Administrator) or a member of the Committee is not liable for another Fiduciary's act or omission. To the extent allowed by law and except as otherwise provided in the Plan, the Administrator (including each member of a committee serving as the Administrator) or a member of the Committee is not liable for any action or omission that is not the result of the Administrator's or member's own negligence or bad faith.

             (b) As permitted by law and as limited by any agreement in writing between the Company and the Administrator, the Company must indemnify and save the Administrator (including each member of a committee serving as the Administrator) or a member of the Committee harmless against expenses, claims, and liabilities arising out of being the Administrator or a Committee member, except expenses, claims, and liabilities arising out of the Administrator's or member's own negligence or bad faith. The Company may obtain insurance against acts or omissions of the Administrator or Committee members. If the Company fails to obtain that insurance, the Administrator (including each member of a committee serving as the Administrator) or a member of the Committee may obtain insurance and must be reimbursed according to section 5.07 and as permitted by law. At its own expense, the Company may employ its own counsel to defend or maintain, either in its own name or in the name of the Administrator (including each member of a committee serving as the Administrator) or any member of the Committee, any suit or litigation arising under the Plan concerning the Administrator or any Committee member.

5.041.       CLAIMS

             42. Except as otherwise provided in an Agreement, it is not necessary to file a claim in order to receive Plan benefits.

             43. On receipt of a claim for Plan benefits, the Administrator must respond in writing within 60 days. If necessary, the Administrator's first notice must indicate any special circumstances requiring an extension of time for the Administrator's decision. The extension notice must indicate the date by which the Administrator expects to render a decision; an extension of time for processing may not exceed 30 days after the end of the initial period.

             1. If a claim is wholly or partially denied, the Administrator must give written notice within the time provided in subsection (b). An adverse notice must specify each reason for denial. There must be specific reference to the provisions of the Plan or Agreement or related documents on which the denial is based. If additional material or information is necessary for the claimant to perfect the claim, it must be described and there must be an explanation of why that material or information is necessary. Adverse notice must disclose appropriate information about the steps that the claimant must take if he wishes to submit the claim for review. If notice that a claim has been denied is not furnished within the time required in subsection (b), the claim is deemed denied.

             2. The full value of a payment made according to the provisions of the Plan and any Agreement satisfies that much of the claim and all related claims under the Plan and that Agreement against the Administrator and the Company, each of whom, as a condition to a payment from it or directed by it, may require the Participant, beneficiary, or legal representative to execute a receipt and release of the claim in a form determined by the person requesting the receipt and release.

5.3.         REVIEW OF CLAIMS

             4. Except as otherwise provided in an Agreement, on proper written request for review from a claimant to the Administrator, there must be a review by the Committee. The Administrator must receive the written request before 61 days after the claimant's receipt of notice that a claim has been denied according to Plan section 5.09. The claimant and an authorized representative are entitled to be present and heard if any hearing is used as part of the review.

             5. The Committee must determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents, including Agreements and other papers that affect the claim, and may submit issues and comments in writing. The Committee must schedule any hearing to give sufficient time for this review and submission, giving notice of the schedule and deadlines for submissions.

             6. The Committee must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant, and it must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or Agreement or related documents on which the decision is based. The written advice must be rendered within 60 days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is necessary, the decision must be rendered as soon as possible but no later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension must be furnished to the claimant before the extension begins. If notice that a claim has been denied on review is not received by the claimant within the time required in this paragraph, the claim is deemed denied on review.

                          Crestar Financial Corporation
                            Executive Severance Plan
                             As Amended and Restated
                           Effective February 23, 1996

                                   ARTICLE VI

                               GENERAL PROVISIONS


6.07.        CONSTRUCTION

             One gender includes the other, and the singular and plural include each other when the meaning would be appropriate. The Plan's headings and subheadings have been inserted for convenience of reference only and must be ignored in any construction of the provisions. If a provision of this Plan is illegal or invalid, that illegality or invalidity does not affect other provisions. Any term with an initial capital not expected by capitalization rules is a defined term according to Plan article I. This Plan must be construed according to the applicable provisions of the Code and Treasury Regulations in a manner that assures that the Plan provides the benefits and tax consequences intended for Participants. Any terms defined in the Code or Treasury Regulations that are not defined terms according to Plan article I are incorporated in this Plan by reference.

6.08.        GOVERNING LAW

             This Plan is construed, enforced, and administered in accordance with the laws of the Commonwealth of Virginia (other than its choice of law rules if those rules would require application of the laws of a state other than Virginia), except to the extent that those laws are superseded by the laws of the United States of America.

6.09.        PLAN CREATES NO SEPARATE RIGHTS

             The creation, continuance, or change of the Plan or any payment does not give any person a non-statutory legal or equitable right against the Company or any Affiliate; or any of the officers, agents, or other persons employed by the Company or an Affiliate. Except as otherwise specifically provided in an Agreement, the Plan does not modify the terms of a Participant's employment.

6.010.       MISTAKE-OF-FACT CONTRIBUTIONS

             If the Company or an Affiliate makes any benefit payment because of a mistake of fact, the portion of the benefit payment due to the mistake of fact must be returned to the contributor, as authorized by regulations under ERISA
Section 403.

6.011.       NON-ALIENATION OF BENEFITS

             Except as permitted by law and this Plan, no assignment of any rights or benefits arising under the Plan is permitted or recognized. No rights or benefits are subject to attachment or other legal or equitable process or subject to the jurisdiction of any bankruptcy court. If any Participant is adjudicated bankrupt or attempts to assign any benefits, then in the Company's discretion, those benefits cease. If that happens, the Administrator may apply those benefits for that Participant or his dependents as the Administrator sees fit. The Company is not liable for or subject to the debts, contracts, liabilities, or torts of any person entitled to benefits under this Plan.

             IN WITNESS WHEREOF, the Company has adopted this amended and restated Crestar Financial Corporation Executive Severance Plan effective February 23, 1996.

                                                CRESTAR FINANCIAL CORPORATION



                                                By:

                                                Title: